Exhibit T3A.2.86

Feb 15 00 04:37p	Alix Cabarcas	713 935 9353	P. 2

CERTIFICATE OF FORMATION

OF

TESTMYHEALTH.COM L.L.C.

This Certificate of Formation of TestMyHealth.Com L.L.C. (the ACompany@) is being executed and filed by the undersigned authorized person for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act (6 Del. Code 18-101 et.seq.).

Article One

The name of the Delaware limited liability company formed hereby is TestMyHealth.Com L.L.C.

Article Two

The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the name and address of the Company-s registered agent for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware J9801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on February 15, 2000.

AUTHORIZED PERSON

/s/ Cathey Gordon
Cathey Gordon

HOU03:669672.1	STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 02/15/2000 001077700 3177592

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 11/14/2001 010577117 3177592

CERTIFICATE OF AMENDMENT

OF

TESTMYHEALTH.COM L.L.C.

1. The name of the limited liability company is TestMyHealth.Com L.LC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

Article One of the Certificate of Formation is hereby amended to reed in Its entirety as follows:

“One

The name of the limited liability company is TestMyHealth L.L.C.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on behalf of TestMyHealth.Com L.L.C. this 8th day of November, 2001.

/s/ Laura Lee
Print Name:	Laura Lee
Title:	President

Gray Cary\AU\407\1555.1

2101886-900000

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:55 PM 09/26/2006
FILED 03:25 PM 09/26/2006
SRV 060886341 - 3177592 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

TESTMYHEALTH L.L.C.

*  *  *  *  *

It is hereby certified that:

1. The name of the limited liability company is TestMyHealth L.L.C.

2. The certificate of formation of the company is hereby amended by striking out Article I thereof in its entirety and by substituting in lieu thereof the following:

“Article 1

The name of the company is RediClinic LLC.”

IN WITNESS WHEREOF, the undersigned has executed this certificate as of September 25, 2006.

By:	/s/ Webster Golinkin
Webster Golinkin

45821783.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:28 PM 04/09/2014
FILED 05:28 PM 04/09/2014
SRV 140447964 - 3177592 FILE

CERTIFICATE OF MERGER

OF

CLINICS ACQUISITION LLC

INTO

REDICLINIC LLC

Pursuant to Section 18-209 of the Limited Liability
Company Act of the State of Delaware

April 9, 2014

FIRST: The name and jurisdiction of formation or organization and domicile of each of the constituent entities is: RediClinic LLC, which was formed as and is a Delaware limited liability company (the “Company”) and Clinics Acquisition LLC, which was formed as and is a Delaware limited liability company (the “Merger LLC”).

SECOND: The constituent entities have entered into an Agreement and Plan of Merger, dated as of April 9, 2014 (the “Merger Agreement”), providing for the merger of the Merger LLC with and into the Company pursuant to Section 18-209 of the Limited Liability Company Act of the State of Delaware (the “DLLCA”). The Merger Agreement has been approved and executed in accordance with Sections 18-204 and 18- 209 of the DLLCA.

THIRD: The Company shall be the surviving entity of the merger (the “Surviving Company”).

FOURTH: The Merger Agreement is on file at the offices of the Surviving Company at 9 Greenway Plaza, Houston, TX 77046. A copy of the Merger Agreement will be furnished by the Surviving Company, on request and without cost, to any member of either constituent entity.

IN WITNESS WHEREOF, the Surviving Company has caused this Certificate of Merger to be signed as of the date first written above.

REDICLINIC LLC

By:	/s/ WEBSTER F. FOLINKIN
Name:	WEBSTER F. FOLINKIN
Title:	CEO